Update: Paulson Investment's 30th Annual Westergaard Conference to Showcase Emerging Industry Leaders

PORTLAND, OR -- 11/06/2007 -- Paulson Investment Company, Inc., a wholly owned subsidiary of Paulson Capital Corp. (NASDAQ: PLCC), today issued a list of confirmed companies scheduled to present at Paulson Investment's 30th Annual Westergaard Conference to be held next week in New York City.

The Conference will showcase small and emerging growth companies focused on establishing leadership in a broad range of industry sectors, including financial, security, technology, healthcare, environmental, alternative energy and consumer products. Founded in 1978 by noted small cap analyst John Westergaard, this Conference provides a venue for select companies to share detailed insight into their business operations, short and long term growth strategies and industry vision.

Space is limited, so investment professionals interested in attending are encouraged to pre-register for the event. For more information or to pre-register, please visit www.westergaardconference.com.

EVENT AT A GLANCE:

WHEN:  Tuesday, November 13, 2007 from 8:00 A.M. to 5:30 P.M. ET

WHERE: Waldorf-Astoria Hotel
       301 Park Avenue (Between 49th and 50th)
       New York City

KEYNOTE SPEAKER: Larry Kudlow, consistently ranked one of the nation's premier and most accurate economic forecasters according to The Wall Street Journal's semi-annual forecasting survey. Currently, Kudlow serves as CEO of Kudlow & Co., LLC, an economic and investment research firm. Kudlow is host of CNBC's "Kudlow & Company," which airs weeknights from 5 p.m. to 6 p.m, as well as the host of "The Larry Kudlow Show" on WABC Radio on Saturdays from 10:00 a.m. to 1:00 p.m. He is also a nationally syndicated columnist and hosts his own blog. He is a contributing editor of National Review magazine, as well as a columnist and economics editor for National Review Online. He is the author of "American Abundance: The New Economic and Moral Prosperity," published by Forbes in January 1998.

This year's conference will play host to companies scheduled to give multiple presentations throughout the day to small, informal groups of investment professionals. Confirmed presenting companies are:

  American Mold Guard, Inc. (NASDAQ: AMGI)
  Ascent Solar Technologies, Inc. (NASDAQ: ASTI)
  Asure Software, Inc. (NASDAQ: ASUR)
  Bridgeline Software, Inc. (NASDAQ: BLSW)
  Charles & Colvard, Ltd. (NASDAQ: CTHR)
  Converted Organics, Inc. (NASDAQ: COIN)
  Document Security Systems, Inc. (AMEX: DMC)
  Healthy Fast Food, Inc. (not publicly traded)
  Hyperdynamics Corp. (AMEX: HDY)
  IceWEB, Inc. (OTCBB: IWEB)
  ICOP Digital, Inc. (NASDAQ: ICOP)
  IntegraMed America, Inc. (NASDAQ: INMD)
  INX, Inc. (NASDAQ: INXI)
  Lime Energy (OTCBB: LMEC)
  Lumera Corporation (NASDAQ: LMRA)
  Memry Corporation (AMEX: MRY)
  Metalline Mining Co. (AMEX: MMG)
  Nitrosecurity, Inc. (not publicly traded)
  Patriot Scientific Corp. (OTCBB: PTSC)
  Plexera BioScience, LLC (not publicly traded)
  Power Air Corporation (OTCBB: PWAC)
  Pressure BioSciences, Inc. (NASDAQ: PBIO)
  Proginet Corporation (OTCBB: PRGF)
  QPC Lasers (OTCBB: QPCI)
  The Quantum Group, Inc. (OTCBB: QNTM)
  Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM)
  SinoBiomed, Inc. (OTCBB: SOBM)
  Smart Move, Inc. (AMEX: MVE)
  TZ Limited (ASE: TZL)
  Vaughan Foods, Inc. (NASDAQ: FOOD)

To date, valued conference sponsors include:

  Platinum Level:
  ---------------
  Dutton & Associates
  Elite Financial Communications Group

  Gold Level:
  -----------
  EQUITIES Magazine
  LANEPR
  Research in Motion (BlackBerry)

  Silver Level:
  -------------
  Financial Filings Corp.
  Financial Media Group, Inc.
  Holland & Knight LLP
  Infusion Capital, LLC
  Morse, Zelnick, Rose & Lander, LLP
  Sichenzia Ross Friedman & Ference LLP
  Thompson Financial
  Vintage Filings, LLC

About Paulson Capital Corp.

Paulson Capital Corp. is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy
President and CEO

Daniel Conway
Chief Strategist
407-585-1080
email: plcc@efcg.net